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                                  INACOM CORP.
                           OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OF ITS OUTSTANDING
                6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006

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  SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE
  OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 19, 1999, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE OR THE LATEST EXTENSION THEREOF, IF EXTENDED, THE "EXPIRATION DATE"). DEBENTURES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

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                                                                March 19, 1999

TO OUR CLIENTS:

    Enclosed for your consideration is a Notice and Offer to Purchase, dated March 19, 1999 (as the same may be amended from time to time, the "Offer to Purchase"), and a Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), relating to the offer (the "Offer") by InaCom Corp. ("InaCom") to purchase for cash any and all of its outstanding 6% Convertible Subordinated Debentures due 2006 (the "Debentures"). The "Repurchase Price" is 100% of the principle amount of the Debentures, plus accrued interest to May 3, 1999, the date of payment (the "Repurchase Date"), or a later date if the Expiration Date is extended as set forth in the Offer to Purchase.

    The materials are being forwarded to you as the beneficial owner of Debentures carried by us for your account or benefit but not registered in your name. A tender of any Debentures may only be made by us as the registered holder and pursuant to your instructions. Therefore, InaCom urges beneficial owners of Debentures registered in the name of a broker, dealer, commercial bank, trust company or any other nominee to contact such registered holder promptly if they wish to tender Debentures in the Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all such Debentures held by us for your account or benefit pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. We urge you to read carefully the Offer to Purchase and the Letter of Transmittal before instructing us to tender your Debentures.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Debentures on your behalf in accordance with the provisions of the Offer. Debentures tendered pursuant to the Offer may be validly withdrawn, subject to the procedures described in the Offer to Purchase, at any time prior to the Expiration Date.
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Your attention is directed to the following:

1.  The Offer is for any and all outstanding Debentures.

2.  The Offer and withdrawal rights will expire on the Expiration Date.

3. Any transfer taxes incident to the transfer of Debentures from the tendering Holder to InaCom will be paid by InaCom, except as provided in the Offer to Purchase and the instructions to the Letter of Transmittal.

    If you wish to have us tender any or all of your Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. If you authorize the tender of your Debentures, all such Debentures will be tendered unless otherwise specified below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Debentures held by us and registered in our name for your account or benefit.

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                                  INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer.

      This will instruct you to tender the principal amount of Debentures indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Box 1 / / Please tender ALL my Debentures held by you for my account or benefit.

  Box 2 / / Please tender LESS than all of my Debentures. I wish to tender
            $________ principal amount of Debentures.

  Box 3 / / Please do not tender any Debentures held by you for my account or benefit.

  Date: ________________________ , 1999.

  ____________________________________________________________________________

  ____________________________________________________________________________
                                  Signature(s)

  ____________________________________________________________________________

  ____________________________________________________________________________
                           Please Print Name(s) Here

  UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF YOUR DEBENTURES.

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